UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2008
TECHTEAM GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16284	38-2774613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
27335 West 11 Mile Road, Southfield, MI 48033
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (248) 357-2866

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Certain Officers

On June 12, 2008, TechTeam Global, Inc. (“TechTeam” or the “Company”) announced a transition plan to find a successor to Marc J. Lichtman as the Company’s Corporate Vice President, Chief Financial Officer and Treasurer and entered into an Employment Separation Agreement and Release (“Agreement”) with Mr. Lichtman. In the Agreement, the parties agreed that Mr. Lichtman would remain employed until the earlier of (a) the date the Company hires a new Chief Financial Officer, or (b) August 15, 2008. There has been no change to the Company’s transition plan. On August 15, 2008, Mr. Lichtman resigned as Corporate Vice President, Chief Financial Officer and Treasurer of the Company. Also, Mr. Lichtman has entered into a consulting agreement with the Company to provide assistance to the Company during its transition to a new Chief Financial Officer.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TECHTEAM GLOBAL, INC.
By	/s/ Michael A. Sosin
Michael A. Sosin
Vice President, General Counsel and Secretary

Date: August 20, 2008